                                                                     Exhibit 10a

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--------------------------------------------------------------------------------



                                   $35,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG

                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.,


                                  as Borrower,


                            THE LENDERS NAMED HEREIN

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                    as Agent

                                   DATED AS OF

                                 August 14, 1998



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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I

         DEFINITIONS..............................................................................................1

ARTICLE II

         THE CREDITS.............................................................................................15
         2.1.       ADVANCES.....................................................................................15
         2.2.       RATABLE LOANS................................................................................15
         2.3.       TYPES OF ADVANCES............................................................................15
         2.4.       FACILITY FEE; REDUCTIONS IN AGGREGATE COMMITMENT.............................................15
         2.5.       MINIMUM AMOUNT OF EACH ADVANCE...............................................................16
         2.6.       OPTIONAL PRINCIPAL PAYMENTS..................................................................16
         2.7.       METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES..............................16
         2.8.       CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES..........................................17
         2.9.       CHANGES IN INTEREST RATE, ETC................................................................17
         2.10.      RATES APPLICABLE AFTER DEFAULT...............................................................17
         2.11.      METHOD OF PAYMENT............................................................................18
         2.12.      NOTES........................................................................................18
         2.13.      INTEREST PAYMENT DATES; INTEREST AND FEE BASIS...............................................18
         2.14.      NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS..............19
         2.15.      LENDING INSTALLATIONS........................................................................19
         2.16.      NON-RECEIPT OF FUNDS BY THE AGENT............................................................19
         2.17.      TAXES........................................................................................19
         2.18.      AGENT'S FEES.................................................................................20

 ARTICLE III

         CHANGE IN CIRCUMSTANCES.................................................................................21
         3.1.       YIELD PROTECTION.............................................................................21
         3.2.       CHANGES IN CAPITAL ADEQUACY REGULATIONS......................................................21
         3.3.       AVAILABILITY OF TYPES OF ADVANCES............................................................22
         3.4.       FUNDING INDEMNIFICATION......................................................................22
         3.5.       LENDER STATEMENTS; SURVIVAL OF INDEMNITY.....................................................22

ARTICLE IV

         CONDITIONS PRECEDENT....................................................................................23

         4.1.       EFFECTIVENESS................................................................................23
         4.2.       EACH FUTURE ADVANCE..........................................................................24

ARTICLE V

         REPRESENTATIONS AND WARRANTIES..........................................................................25
         5.1.       CORPORATE EXISTENCE AND STANDING.............................................................25
         5.2.       AUTHORIZATION AND VALIDITY...................................................................25
         5.3.       COMPLIANCE WITH LAWS AND CONTRACTS...........................................................25
         5.4.       GOVERNMENTAL CONSENTS........................................................................26
         5.5.       FINANCIAL STATEMENTS.........................................................................26
         5.6.       MATERIAL ADVERSE CHANGE......................................................................26
         5.7.       TAXES........................................................................................26
         5.8.       LITIGATION AND CONTINGENT OBLIGATIONS........................................................27
         5.9.       CAPITALIZATION...............................................................................27
         5.10.      ERISA........................................................................................27
         5.11.      DEFAULTS.....................................................................................27
         5.12.      FEDERAL RESERVE REGULATIONS..................................................................28
         5.13.      INVESTMENT COMPANY...........................................................................28
         5.14.      CERTAIN FEES.................................................................................28
         5.15.      SOLVENCY.....................................................................................28
         5.16.      MATERIAL AGREEMENTS..........................................................................28
         5.17.      ENVIRONMENTAL LAWS...........................................................................28
         5.18.      INSURANCE....................................................................................29
         5.19.      DISCLOSURE...................................................................................29
         5.20.      YEAR 2000. ..................................................................................29

ARTICLE VI

         COVENANTS...............................................................................................29
         6.1.       FINANCIAL REPORTING..........................................................................29
         6.2.       USE OF PROCEEDS..............................................................................31
         6.3.       NOTICE OF DEFAULT............................................................................31
         6.4.       CONDUCT OF BUSINESS..........................................................................31
         6.5.       TAXES........................................................................................32
         6.6.       INSURANCE....................................................................................32
         6.7.       COMPLIANCE WITH LAWS.........................................................................32
         6.8.       MAINTENANCE OF PROPERTIES....................................................................32
         6.9.       INSPECTION...................................................................................32
         6.10.      DIVIDENDS....................................................................................32
         6.11.      INDEBTEDNESS.................................................................................33
         6.12.      MERGER.......................................................................................33
         6.13.      CONTINGENT OBLIGATIONS.......................................................................34

         6.14.      LIENS........................................................................................34
         6.15.      INVESTMENTS AND PURCHASES....................................................................35
         6.16.      AFFILIATES...................................................................................36
         6.17.      ENVIRONMENTAL MATTERS........................................................................36
         6.18.      CHANGE IN CORPORATE STRUCTURE; FISCAL YEAR...................................................36
         6.19.      INCONSISTENT AGREEMENTS......................................................................37
         6.20.      FINANCIAL COVENANTS  - MINIMUM NET WORTH.....................................................37
         6.21.      TAX CONSOLIDATION............................................................................37
         6.22.      ERISA COMPLIANCE.............................................................................37
         6.23.      YEAR 2000....................................................................................38

ARTICLE VII

         DEFAULTS................................................................................................38

ARTICLE VIII

         ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..........................................................40
         8.1.       ACCELERATION.................................................................................40
         8.2.       AMENDMENTS...................................................................................40
         8.3.       PRESERVATION OF RIGHTS.......................................................................41

ARTICLE IX

         GENERAL PROVISIONS......................................................................................41
         9.1.       SURVIVAL OF REPRESENTATIONS..................................................................41
         9.2.       GOVERNMENTAL REGULATION......................................................................41
         9.3.       TAXES........................................................................................41
         9.4.       HEADINGS.....................................................................................41
         9.5.       ENTIRE AGREEMENT.............................................................................41
         9.6.       SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT..............................................41
         9.7.       EXPENSES; INDEMNIFICATION....................................................................42
         9.8.       NUMBERS OF DOCUMENTS.........................................................................42
         9.9.       ACCOUNTING...................................................................................42
         9.10.      SEVERABILITY OF PROVISIONS...................................................................42
         9.11.      NONLIABILITY OF LENDERS......................................................................42
         9.12.      CHOICE OF LAW................................................................................43
         9.13.      CONSENT TO JURISDICTION......................................................................43
         9.14.      WAIVER OF JURY TRIAL.........................................................................43
         9.15.      DISCLOSURE...................................................................................43
         9.16.      COUNTERPARTS.................................................................................44
         9.17.      TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY............................................44

ARTICLE X

         THE AGENT...............................................................................................44
         10.1.      APPOINTMENT..................................................................................45
         10.2.      POWERS.......................................................................................45
         10.3.      GENERAL IMMUNITY.............................................................................45
         10.4.      NO RESPONSIBILITY FOR LOANS, RECITALS, ETC...................................................45
         10.5.      ACTION ON INSTRUCTIONS OF LENDERS............................................................45
         10.6.      EMPLOYMENT OF AGENTS AND COUNSEL.............................................................46
         10.7.      RELIANCE ON DOCUMENTS; COUNSEL...............................................................46
         10.8.      AGENT'S REIMBURSEMENT AND INDEMNIFICATION....................................................46
         10.9.      NOTICE OF DEFAULT............................................................................46
         10.10.     RIGHTS AS A LENDER...........................................................................46
         10.11.     LENDER CREDIT DECISION.......................................................................47
         10.12.     SUCCESSOR AGENT..............................................................................47

ARTICLE XI

         SETOFF; RATABLE PAYMENTS................................................................................47
         11.1.      SETOFF.......................................................................................47
         11.2.      RATABLE PAYMENTS.............................................................................48

ARTICLE XII

         BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................................................48
         12.1.      SUCCESSORS AND ASSIGNS.......................................................................48
         12.2.      PARTICIPATIONS...............................................................................48
                    12.2.1.  PERMITTED PARTICIPANTS; EFFECT.  ...................................................48
                    12.2.2.  VOTING RIGHTS.......................................................................49
                    12.2.3.  BENEFIT OF SETOFF...................................................................49
         12.3.      ASSIGNMENTS..................................................................................49
                    12.3.1.  PERMITTED ASSIGNMENTS...............................................................49
                    12.3.2.  EFFECT; EFFECTIVE DATE..............................................................49
         12.4.      DISSEMINATION OF INFORMATION.................................................................50
         12.5.      TAX TREATMENT................................................................................50

ARTICLE XIII

         NOTICES.................................................................................................50
         13.1.      GIVING NOTICE................................................................................50
         13.2.      CHANGE OF ADDRESS............................................................................50

                                    EXHIBITS

Exhibit A (Article 1)               Note
Exhibit B (Section 6.1(c))          Compliance Certificate
Exhibit C (Section 12.3.1)          Assignment Agreement



                                    SCHEDULES

Schedule 5.3        -      Approvals and Consents
Schedule 5.8        -      Material Contingent Obligations
Schedule 5.9        -      Capitalization and Subsidiaries
Schedule 5.10       -      ERISA
Schedule 5.16       -      Material Restrictions
Schedule 6.14       -      Liens
Schedule 6.15       -      Investment Commitments

                      AMENDED AND RESTATED CREDIT AGREEMENT


         This Amended and Restated Credit Agreement, dated as of August 14, 1998, is among FUND AMERICAN ENTERPRISES HOLDINGS, INC., a Delaware corporation, the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent.


                                R E C I T A L S:

         A. The Borrower, the Lenders and the Agent are party to that certain $35,000,000 credit agreement, dated as of July 31, 1997 (the "Existing Credit Agreement").

         B. The Borrower has requested that the Existing Credit Agreement be amended and restated in order to extend the maturity and to make certain other amendments to the Existing Credit Agreement.

         C. The Borrower, the Lenders and the Agent desire to amend and restate the Existing Credit Agreement on the terms and conditions set forth below to accomplish such amendments.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         As used in this Agreement:

         "ABR Advance" means an Advance which bears interest at the Alternate Base Rate.

         "Advance" means a borrowing pursuant to SECTION 2.1 consisting of the aggregate amount of the several Loans made on the same Borrowing Date by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to ARTICLE X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder. The initial Aggregate Commitment is $35,000,000.

         "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time; PROVIDED, HOWEVER, that if any changes in accounting principles from those in effect on the date of this Agreement are adopted which result in a material change in the method of calculation of any of the financial covenants, standards or terms in this Agreement, the parties agree to enter into negotiations to determine whether such provisions require amendment and, if so, the terms of such amendment so as to equitably reflect such changes. Until a resolution thereof is reached, all calculations made for the purposes of determining compliance with the terms of this Agreement shall be made by application of generally accepted accounting principles in effect on the date of this Agreement applied, to the extent applicable, on a basis consistent with that used in the preparation of the financial statements furnished to the Lenders pursuant to SECTION 5.5 hereof.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum, in each case changing when and as the Corporate Base Rate and the Federal Funds Effective Rate, as the case may be, changes.

         "Applicable Credit Rating" shall mean the highest rating level assigned by S&P or Moody's, as the case may be, to any long-term senior debt of the Borrower which ranks on parity, as to payment and security, with the Loans and the obligations of the Borrower under ARTICLE XIV.

         "Applicable Eurodollar Margin" means the applicable percentage set forth below based upon the Level then in effect:


                   Level                              Margin
                   -----                              ------
                   Level I                            .175%
                   Level II                           .190%
                   Level III                          .230%
                   Level IV                           .270%
                   Level V                            .300%
                   Level VI                           .375%
                   Level VII                          .550%

         "Applicable Facility Fee Margin" means the applicable percentage set forth below based upon the Level then in effect:

                    Level                             Margin
                    -----                             ------
                   Level I                            .050%
                   Level II                           .060%
                   Level III                          .070%
                   Level IV                           .080%
                   Level V                            .100%
                   Level VI                           .125%
                   Level VII                          .200%

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means, with respect to the Borrower, any of the chief executive officer, president, chief financial officer, treasurer or controller thereof, acting singly.

         "Bankruptcy Code" means Title 11, United States Code, sections 1 ET SEQ., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

         "Benefit Plan" means any deferred benefit plan for the benefit of present, future or former employees, whether or not such benefit plan is a Plan.

         "Borrower" means Fund American Enterprises Holdings, Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in SECTION 2.7.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means Investments maturing within one (1) year from the date of investment (in the case of Investments referenced in CLAUSES (A) through (E)) in (a) certificates of deposit, Eurodollar time deposits and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $500,000,000 and rated C or better by Keefe Bruyette and Associates or with any Lender, (b) certificates of deposit, other interest bearing accounts or deposits and demand deposits with other United States commercial banks, which deposits and accounts are in amounts fully insured by the Federal Deposit Insurance Corporation, (c) obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States, (d) direct obligations issued by any state of the United States or any political subdivision thereof which have the highest rating obtainable from S&P on the date of investment, (e) commercial paper rated A-1 or better by S&P and P-1 or better by Moody's, (f) shares in an open-end management investment company with U.S. dollar denominated investments in fixed income obligations, including repurchase agreements, fixed time deposits and other obligations, with a credit quality comparable to any of the Investments described in CLAUSES (A) through
(E) above and a dollar weighted average maturity of not more than one (1) year, and for the calculation of this dollar weighted average maturity, certain instruments which have a variable rate of interest readjusted no less frequently than annually are deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate and (g) money market mutual funds identified by the valuation office of the NAIC as requiring no investment reserve.

         "Change" is defined in SECTION 3.2.

         "Change in Control" means (a) the acquisition by any "person" or "group" (as such terms are used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (other than John J. Byrne or any Plan or any Benefit Plan of the Borrower or any of its Subsidiaries), including without limitation any acquisition effected by means of any transaction contemplated by
SECTION 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of twelve (12) consecutive calendar months, commencing on the date of the Agreement, the ceasing of those individuals (the "CONTINUING DIRECTORS") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower to constitute a majority of the board of directors of the Borrower, or (c) during any period of twelve (12) consecutive calendar months, commencing on the date of this Agreement, the ceasing of individuals who hold an office possessing the title Senior Vice President or such title that ranks senior to a Senior Vice President (collectively, "Senior Management") of the Borrower on the first day of each such period to constitute a majority of the Senior Management of the Borrower.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below and as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for a Person and its Subsidiaries in accordance with Agreement Accounting Principles.

         "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of the Borrower if Consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract or application for a Letter of Credit, excluding however (a) insurance policies and insurance contracts issued in the ordinary course of business and (b) any financial guarantees issued by FSA.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in SECTION 2.8.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest publicly announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

         "Default" means an event described in ARTICLE VII.

         "Environmental Laws" is defined in SECTION 5.18.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.


         "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Advance and having a maturity approximately equal to such Interest Period.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Eurodollar Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

         "Existing Credit Agreement" is defined in the recitals to this Agreement.

         "Facility Fee" is defined in SECTION 2.4(A).

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Statements" is defined in SECTION 5.5.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

         "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

         "Folksamerica" means Folksamerica Holding Company, Inc., a New York corporation.

         "Folksamerica Assumption" is defined in the definition of Folksamerica Transaction.

         "Folksamerica Transaction" means that certain transaction by which (a) White Mountains and/or Fund American Enterprises, Inc. (formerly known as Fund American Enterprises II, Inc.), a Delaware corporation, acquires all of the outstanding capital stock of Folksamerica not already owned by White Mountains,
(b) the Borrower assumes the obligations of each of Folksam Omsesidig Sakforsakring (Sweden) and Samvirke Skadeforsikring AS (Norway) (collectively, the "Folksamerica Guarantors") to guarantee the obligations of Folksamerica (the "Folksamerica Guaranty") under a certain $70,000,000 ($56,000,000 of which is outstanding on the date hereof) loan agreement with Swedbank (Sparbanken Sverige AB (publ)), New York branch, dated as of November 12, 1991, as amended, and (c) the Borrower indemnifies the Folksamerica Guarantors and their respective affiliates, successors and assigns with respect to various matters relating to the Folksamerica Guaranty. "Folksamerica Assumption" means the obligations of the Borrower under CLAUSES (B) and (C).

         "FSA" means Financial Security Assurance Holdings Ltd., a New York corporation.

         "FSA Amount" means an amount equal to that which is ultimately utilized by SOMSC on or before May 13, 1999 to excercise certain options, in existence on the date hereof, on the capital stock of FSA, such amount not to exceed $18,000,000.

         "Funded Indebtedness" means Indebtedness of the type described in clauses (a), (d), (e) and (h) of the definition "Indebtedness".

         "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

         "Guaranteed Obligations" means, collectively, (i) the Obligations and
(ii) all Rate Hedging Obligations owing to one or more Lenders.

         "Hazardous Materials" is defined in SECTION 5.18.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) Rate Hedging Obligations,
(g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

         "Insurance Subsidiaries" means Subsidiaries which are engaged in the insurance business as an issuer or underwriter of insurance policies and/or insurance contracts.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Level" means, and includes, Level I, Level II, Level III, Level IV, Level V, Level VI or Level VII, whichever is in effect at the relevant time.

         "Level I" shall exist at any time the Applicable Credit Rating of S&P is equal to or greater than A+ OR the Applicable Credit Rating of Moody's is equal to or greater than A1.

         "Level II" shall exist at any time (a) the Applicable Credit Rating of S&P is equal to or greater than A OR the Applicable Credit Rating of Moody's is equal to or greater than A2 and (b) Level I does not exist.

         "Level III" shall exist at any time (a) the Applicable Credit Rating of S&P is equal to or greater than A- OR the Applicable Credit Rating of Moody's is equal to or greater than A3 and (b) Levels I and II do not exist.

         "Level IV" shall exist at any time (a) the Applicable Credit Rating of S&P is equal to or greater than BBB+ OR the Applicable Credit Rating of Moody's is equal to or greater than Baa1 and (b) Levels I, II and III do not exist.

         "Level V" shall exist at any time (a) the Applicable Credit Rating of S&P is equal to or greater than BBB OR the Applicable Credit Rating of Moody's is equal to or greater than Baa2 and (b) Levels I, II, III and IV do not exist.

         "Level VI" shall exist at any time the Applicable Credit Rating of S&P is BBB- AND the Applicable Credit Rating of Moody's is Baa3.

         "Level VII" shall exist at any time the Applicable Credit Rating of S&P is less than BBB- OR the Applicable Credit Rating of Moody's is less than Baa3 OR at any time neither S&P nor Moody's assigns an Applicable Credit Rating.

         "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement), save in respect of liabilities and obligations arising out of the underwriting of insurance policies and contracts of insurance.

         "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

         "Loan Documents" means this Agreement, the Notes and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

         "Margin Stock" has the meaning assigned to that term under Regulation U.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or other), performance, results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the ability of the Borrower or any Subsidiary to perform its obligations under the Transaction Documents, or (c) the validity or enforceability of any of the Transaction Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Maturity Date" means February 12, 2000.

         "Moody's" means Moody's Investors Services, Inc., and any successor thereto.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

         "Net Worth" means, with respect to any Person, at any date the consolidated shareholders' equity of such Person and its Consolidated Subsidiaries determined in accordance with Agreement Accounting Principles (but excluding the effect of Statement of Financial Accounting Standards No.
115).

         "Non-Excluded Taxes" is defined in SECTION 2.17(A).

         "Note" means a promissory note in substantially the form of EXHIBIT A hereto, with appropriate insertions, duly executed and delivered to the Agent by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in SECTION 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Transaction Documents.

         "Participants" is defined in SECTION 12.2.1.

         "Payment Date" means the last day of each March, June, September and December.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

         "Proceeding" is defined in SECTION 5.18.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances.

         "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division or line of business thereof, whether through purchase of assets, merger or otherwise, or
(b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.

         "Purchasers" is defined in SECTION 12.3.1.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 ET SEQ.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty
(30) days of the occurrence of such event; PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Loans.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolver Termination Date" means August 13, 1999.

         "Risk-Based Capital Guidelines" is defined in SECTION 3.2.

         "S&P" means Standard & Poor's Ratings Group, and any successor thereto.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Significant Subsidiary" shall mean and include, at any time, each Subsidiary of the Borrower to the extent that the Net Worth of such Subsidiary is equal to or greater than $5,000,000.

         "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

         "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

         "SOMSC" means Source One Mortgage Services Corporation, a Delaware corporation.

         "SOMSC Credit Agreements" means the credit agreement or credit agreements from time to time in effect among SOMSC, the financial institutions from time to time party thereto and First Chicago, as agent, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time (and, subsequent to the termination thereof, as in effect on the date of such termination).

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

         "Transaction Documents" means, collectively, the Loan Documents and the White Mountains Guaranty.

         "Transferee" is defined in SECTION 12.4.

         "Type" means, with respect to any Advance, its nature as an ABR Advance or Eurodollar Advance.

         "Unfunded Liability" means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Single Employer Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unrestricted Subsidiary" means SOMSC and any Subsidiary thereof.

         "Valley Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 14, 1998 among Valley Group, Inc., the financial institutions from time to time party thereto and First Chicago, as agent, as the same may be amended, supplemented or otherwise modified from time to time (and, subsequent to the termination thereof, as in effect on the date of such termination).

         "White Mountains" means White Mountains Holdings, Inc., a Delaware corporation formerly known as Fund American Enterprises, Inc. and the survivor of a merger with White Mountains Holdings, Inc., a New Hampshire corporation.

         "White Mountains Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of August 14, 1998, among White Mountains, the financial institutions from time to time party thereto and First Chicago, as agent, as the same may be amended, supplemented or otherwise modified from time to time (and, subsequent to the termination thereof, as in effect on the date of such termination).

         "White Mountains Guaranty" means a guaranty of the Guaranteed Obligations in form and substance satisfactory to the Agent and the Lenders, dated as of the date hereof and duly executed and delivered to the Agent by White Mountains, as the same may be amended or modified and in effect from time to time.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which (other than directors' qualifying or similar shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which (other than directors' qualifying shares) shall at the time be so owned or controlled.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications and hardware to effectively function on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in SECTION 5.20.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDITS


         2.1. ADVANCES. (a) From and including the date hereof to but excluding the Revolver Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Advances to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its pro-rata share of the Aggregate Commitment existing at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to the Revolver Termination Date. The Commitments to lend hereunder shall expire on the Revolver Termination Date. Principal payments made after the Revolver Termination Date may not be reborrowed.

                    (b) The Borrower hereby agrees that if at any time, prior to the Revolver Termination Date, as a result of reductions in the Aggregate Commitment pursuant to SECTION 2.4 or otherwise, the aggregate balance of the Loans exceeds the Aggregate Commitment, it shall repay, or cause to be repaid, immediately outstanding Loans in such amount as may be necessary to eliminate such excess.

                    (c) The Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced by the Notes. Although the Notes shall be dated the date of this Agreement, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding and, although the stated amount of each Note shall be equal to the applicable Lender's Commitment, each Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loans at the time evidenced thereby.

                    (d) All Advances and all Loans shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable in full, on the Maturity Date.

         2.2. RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.3. TYPES OF ADVANCES. The Advances may be ABR Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.7 and 2.8.

         2.4. FACILITY FEE; REDUCTIONS IN AGGREGATE COMMITMENT. (a) The Borrower agrees to pay to the Agent for the account of each Lender a facility fee ("Facility Fee") in an amount equal to the Applicable Facility Fee Margin per annum times the daily average Commitment (or, on and after the Revolver Termination Date, times the aggregate outstanding principal amount of the Loans) of such Lender from the date hereof to and including the Maturity Date, payable on each Payment Date hereafter and on the Maturity Date. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                    (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $2,000,000, upon at least three (3) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

         2.5. MINIMUM AMOUNT OF EACH ADVANCE. Each Advance shall be in the minimum amount of $2,000,000 (and in integral multiples of $500,000 if in excess thereof), PROVIDED, HOWEVER, that (a) any ABR Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than six (6) Eurodollar Advances be permitted to be outstanding at any time.

         2.6. OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $2,000,000, any portion of the outstanding ABR Advances, upon two (2) Business Days' prior notice to the Agent. Subject to SECTION 3.4 and upon like notice, a Eurodollar Advance may be paid prior to the last day of the applicable Interest Period in a minimum amount of $2,000,000 or an integral multiple of $500,000 in excess thereof.

         2.7. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time; PROVIDED, HOWEVER, that in the event Loans are incurred on the date of this Agreement, all Loans incurred on such date shall be ABR Advances. The Borrower shall give the Agent irrevocable notice (a "BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each ABR Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (a) the Borrowing Date of such Advance, which shall be a Business Day;

                  (b) the aggregate amount of such Advance;

                  (c) the Type of Advance selected;

                  (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Maturity Date; and

                  (e) any changes to money transfer instructions previously delivered to the Agent.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago, to the Agent at its address specified pursuant to ARTICLE XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address or at such account at such other institution in the United States of America as the Borrower may indicate in the Borrowing Notice.

         2.8. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an ABR Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of SECTION 2.5, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; PROVIDED, HOWEVER, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice (a "CONVERSION/ CONTINUATION NOTICE") of each conversion of an ABR Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) on the conversion date, in the case of a conversion into an ABR Advance, or at least three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

                  (a) the requested date of such conversion or continuation, which shall be a Business Day;

                  (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

                  (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto, which shall end on or prior to the Maturity Date.

         2.9. CHANGES IN INTEREST RATE, ETC. Each ABR Advance shall bear interest at the Alternate Base Rate from and including the date of such Advance or the date on which such Advance was converted into an ABR Advance to (but not including) the date on which such ABR Advance is paid or converted to a Eurodollar Advance. Changes in the rate of interest on that portion of any Advance maintained as an ABR Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance plus the Applicable

Eurodollar Margin. Changes in the Applicable Eurodollar Margin will take effect simultaneously with each change in a Level. No Interest Period may end after the Revolver Termination Date.

         2.10. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTIONS 2.7 or 2.8, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Eurodollar Advance and ABR Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the rate otherwise applicable plus two percent (2%) per annum; PROVIDED, HOWEVER, that such increased rate shall automatically and without action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in SECTIONS 7.6 or 7.7.

         2.11. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower (at least two (2) Business Days in advance), by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with the Agent for each payment of principal, interest and fees as it becomes due hereunder.

         2.12. NOTES. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; PROVIDED, HOWEVER, that neither the failure to so record nor any error in such recordation shall affect the Borrower's obligations under such Note.

         2.13. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each ABR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which an ABR Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any ABR Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.14. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.15. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.16. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.17. TAXES. (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon any income imposed on the Agent or any Lender by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business or maintains its Lending Installation.

If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this
SECTION 2.17. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this SECTION 2.17 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

                    (b) At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Borrower and the Agent two (2) duly completed and properly executed copies of United States Internal Revenue Service Form 1001 or 4224 (or a successor form), certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 (or a successor form) further undertakes to deliver to the Borrower and the Agent two
(2) additional duly completed and properly executed copies of such form (or a successor form) on or before the date that such form expires (currently, three
(3) successive calendar years for Form 1001 and each tax year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         2.18. AGENT'S FEES. The Borrower shall pay to the Agent those fees, in addition to the Facility Fees referenced in SECTION 2.4(A), in the amounts and at the times separately agreed to between the Agent and the Borrower.

                                   ARTICLE III

                             CHANGE IN CIRCUMSTANCES


         3.1. YIELD PROTECTION. If, after the date hereof, the adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any new interpretation thereof, or the compliance of any Lender with such adoption, change or interpretation.

                    (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding taxation of the overall net income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Loans or other amounts due it hereunder, or

                    (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                    (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with any Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, or interest received by it, by an amount deemed material by such Lender, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans and its Commitment.

         3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, or (b) the interest rate applicable to a Eurodollar Advance does not accurately or fairly reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of Eurodollar Advances until such circumstance no longer exists and require any Eurodollar Advances to be repaid.

         3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

         3.5. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Advances to reduce any liability of the Borrower to such Lender under SECTIONS 2.17, 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under SECTIONS 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Advance shall be calculated as though each Lender funded its Eurodollar Advances through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 3.1,
3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT


         4.1. EFFECTIVENESS. This Agreement shall not become effective (in which case the Existing Credit Agreement shall remain in full force and effect) unless and until Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied:

                  (a) CHARTER DOCUMENTS; GOOD STANDING CERTIFICATES. Copies of the certificate of incorporation of the Borrower and White Mountains, together with all amendments thereto, both certified by the appropriate governmental officer in their respective jurisdictions of incorporation, together with a good standing certificate issued by the Secretary of State of their respective jurisdictions of incorporation and such other jurisdictions as shall be reasonably requested by the Agent.

                  (b) BY-LAWS AND RESOLUTIONS. Copies, certified by the Secretary or Assistant Secretary of the Borrower and White Mountains, of their respective by-laws and of their respective Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower and White Mountains are a party.

                  (c) SECRETARY'S CERTIFICATE. An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Borrower and White Mountains, which shall identify by name and title and bear the signature of the officers of the Borrower and White Mountains authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower and White Mountains.

                  (d) OFFICER'S CERTIFICATE. A certificate signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that on the date hereof (both before and after giving effect to the consummation of the other transactions contemplated hereby and the making of any Loans hereunder on such date): (i) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any Governmental Authority required in connection with the execution, delivery and performance of this Agreement have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the Borrower has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) each of the representations and warranties set forth in

         ARTICLE V of this Agreement is true and correct on and as of the date hereof; and (v) since December 31, 1997, no event or change has occurred that has caused or evidences a Material Adverse Effect.

                  (e) LEGAL OPINION. (i) A written opinion of Brobeck, Phleger & Harrison LLP, counsel to the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

                  (f) NOTES. Notes payable to the order of each of the Lenders duly executed by the Borrower.

                  (g) LOAN DOCUMENTS. Executed originals of this Agreement and each of the Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

                  (h) LETTERS OF DIRECTION. Written money transfer instructions with respect to the initial Advances and to future Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  (i) SOLVENCY CERTIFICATE. A written solvency certificate from the chief financial officer of the Borrower and White Mountains in form and content satisfactory to the Agent with respect to the value, Solvency and other factual information of, or relating to, as the case may be, the Borrower, on a consolidated basis, and White Mountains, on a consolidated basis.

                  (j) WHITE MOUNTAINS GUARANTY. The White Mountains Guaranty duly executed by White Mountains, in the form substantially delivered to the Lenders.

                  (k) OTHER. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

         4.2. EACH FUTURE ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                  (a) There exists no Default or Unmatured Default and none would result from such Advance;

                  (b) The representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date (except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties shall be true and correct as of such specified date);

                  (c) A Borrowing Notice shall have been properly submitted; and

                  (d) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2 (a), (b) and (c) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of EXHIBIT B hereto as a condition to making an Advance.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants to the Lenders that:

         5.1. CORPORATE EXISTENCE AND STANDING. The Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and is duly authorized to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, White Mountains is a Wholly-Owned Subsidiary of the Borrower.

         5.2. AUTHORIZATION AND VALIDITY. The Borrower has all requisite power and authority (corporate and otherwise) and legal right to execute and deliver each of the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its respective obligations thereunder has been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. COMPLIANCE WITH LAWS AND CONTRACTS. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans or the consummation of the transactions contemplated in the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations T, U and

X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which will be obtained on or before the initial Advance and are disclosed on SCHEDULE 5.3, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

         5.4. GOVERNMENTAL CONSENTS. No order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

         5.5. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to each of the Lenders (a) the December 31, 1997 audited consolidated financial statements of the Borrower and its Subsidiaries, and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through March 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

         5.6. MATERIAL ADVERSE CHANGE. No material adverse change in the business, Property, condition (financial or otherwise), performance, prospects or results of operations of the Borrower and its Subsidiaries has occurred since December 31, 1997.

         5.7. TAXES. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable foreign, state and local tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. As of the date hereof, the United States income tax returns of the Borrower on a consolidated basis have been audited by the Internal Revenue Service through its fiscal period ending December 31, 1988, and all tax years beginning on or after January 1, 1989 are currently being audited or are subject to audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

         5.8. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, proceeding, inquiry or governmental investigation pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans under this Agreement. Neither the Borrower nor any Subsidiary has any material contingent obligations incurred outside of the ordinary course of its business except as set forth on SCHEDULE
5.8 or disclosed in the Financial Statements or in financial statements required to be delivered under SECTIONS 6.1(A) and (B) and as permitted under this Agreement.

         5.9. CAPITALIZATION. SCHEDULE 5.9 hereto contains (a) an accurate description of the Borrower's capitalization as of March 31, 1998 and (b) an accurate list of all of the existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Borrower and of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are free and clear of all Liens.

         5.10. ERISA. Except as disclosed on SCHEDULE 5.10, neither the Borrower nor any other member of the Controlled Group maintains any Single Employer Plans, and no Single Employer Plan has any Unfunded Liability. Neither the Borrower nor any other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan or has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations other than any such failure to comply which could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any member of the Controlled Group has, with respect to any Plan, failed to make any contribution or pay any amount required under Section 412 of the Code or Section 302 of ERISA or the terms of such Plan. There are no pending or, to the knowledge of the Borrower, threatened claims, actions, investigations or lawsuits against any Plan, any fiduciary thereof, or the Borrower or any member of the Controlled Group with respect to a Plan. Neither the Borrower nor any member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject such Person to any material liability. Within the last five years neither the Borrower nor any member of the Controlled Group has engaged in a transaction which resulted in a Single Employer Plan with an Unfunded Liability being transferred out of the Controlled Group which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which is subject to Title IV of ERISA which could reasonably be expected to have a Material Adverse Effect.

         5.11. DEFAULTS. No Default or Unmatured Default has occurred and is continuing.

         5.12. FEDERAL RESERVE REGULATIONS. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X. Neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

         5.13. INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.14. CERTAIN FEES. No broker's or finder's fee or commission was, is or will be payable by the Borrower or any Subsidiary with respect to any of the transactions contemplated by this Agreement, except as described in SECTION 9.5. The Borrower hereby agrees to indemnify the Agent and the Lenders against, and agrees that it will hold each of them harmless from, any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by the Borrower in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by the Borrower or any Subsidiary for any other services rendered to the Borrower or any Subsidiary ancillary to any of the transactions contemplated by this Agreement.

         5.15. SOLVENCY. As of the date hereof, after giving effect to the consummation of the transactions contemplated by the Loan Documents and the payment of all fees, costs and expenses payable by the Borrower or its Subsidiaries with respect to the transactions contemplated by the Loan Documents and the Loans incurred by the Borrower under this Agreement, the Borrower on a consolidated basis is Solvent.

         5.16. MATERIAL AGREEMENTS. Except as set forth in SCHEDULE 5.16 and except for agreements or arrangements with regulatory agencies with regard to Insurance Subsidiaries or agreements of any Unrestricted Subsidiary, neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock (b) make loans or advances to the Borrower, (c) repay loans or advances from Borrower or (d) grant Liens to the Agent to secure the Obligations. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         5.17. ENVIRONMENTAL LAWS. There are no claims, investigations, litigation, administrative proceedings, notices, requests for information (each a "PROCEEDING"), whether pending or threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("ENVIRONMENTAL LAWS") or relating to any toxic or hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("HAZARDOUS MATERIALS") asserted against the Borrower or any of its Subsidiaries other than in connection with an insurance policy issued in the ordinary course of business to any Person (other than the Borrower or any Subsidiary of the Borrower) which, in any case, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Borrower and its Subsidiaries do not have liabilities exceeding $500,000 in the aggregate for all of them with respect to compliance by them with applicable Environmental Laws or related to the generation, treatment, storage, disposal, release, investigation or cleanup by them of Hazardous Materials, and no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials.

         5.18. INSURANCE. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.

         5.19. DISCLOSURE. No information, exhibit or report furnished by either Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. There is no fact known to the Borrower (other than matters of a general economic or political nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

         5.20. YEAR 2000. The Borrower has made a reasonable assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                                   ARTICLE VI

                                    COVENANTS


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and furnish to the Lenders:

                    (a) As soon as practicable and in any event within 100 days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows.

                    (b) As soon as practicable and in any event within sixty
         (60) days after the close of each of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

                    (c) Together with the financial statements required by CLAUSES (A) and (B) above, a compliance certificate in substantially the form of EXHIBIT B hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                    (d) Promptly after available after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

                    (e) As soon as possible and in any event within ten (10) days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

                    (f) As soon as possible and in any event within ten (10) days after receipt by either Borrower, a copy of (i) any notice, claim, complaint or order to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower or any of its Subsidiaries of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, and
         (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by the Borrower or any of its Subsidiaries. Within ten (10) days of the Borrower or any Subsidiary having knowledge of the enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with written notice thereof.

                    (g) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

                    (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

                    (i) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by the Borrower or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of the Borrower and its Subsidiaries taken as a whole.

                    (j) Promptly after the same becomes available, any management letter prepared by the accountants conducting the audit of the financial statements delivered pursuant to SECTION 6.1 (A).

                    (k) As soon as possible and in any event within two (2) Business Days after either Borrower obtains knowledge thereof, notice of any change in the Applicable Credit Rating of S&P or Moody's.

                    (l) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to meet the working capital and general corporate needs of the Borrower and its Subsidiaries, including, but not limited to, the consummation of the Folksamerica Transaction and the making of other Investments permitted by SECTION 6.15. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X, or to finance the Purchase of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

         6.3. NOTICE OF DEFAULT. The Borrower will give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) of any other event or development, financial or other, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

         6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of as it is presently conducted, to not conduct any significant business except for financial services, and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower shall cause White Mountains to remain a Wholly-Owned Subsidiary until the Borrower shall have repaid all outstanding Advances and other Obligations and the Lenders' Commitments hereunder have terminated.

         6.5. TAXES. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         6.6. INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

         6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. INSPECTION. The Borrower will, and will cause each Subsidiary to, at reasonable times during normal business hours and upon reasonable notice, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles.

         6.10. DIVIDENDS. The Borrower will not declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that so long as no Default or Unmatured Default exists before or after giving effect to the declaration or payment of such dividends or distributions or repurchase or redemption of such stock or other transaction, the Borrower may declare and pay dividends, and make distributions, on its common stock and repurchase and redeem and otherwise acquire or retire its common stock and any options or other rights in respect thereof.

         6.11. INDEBTEDNESS. The Borrower will not, nor will it permit any Subsidiary (other than an Unrestricted Subsidiary) to, create, incur or suffer to exist any Indebtedness, except:

                  (a) the Loans;

                  (b) Indebtedness existing on the date hereof and any renewals, extensions, refundings or refinancings of such Indebtedness (including any necessary pre-payment premium payments on such Indebtedness); PROVIDED that the amount thereof is not increased and the maturity or scheduled amortization of principal thereof is not shortened (unless to a maturity or scheduled amortization occurring after the Maturity
         Date);

                  (c) Indebtedness owing by (x) the Borrower to any Wholly-Owned Subsidiary and (y) any Wholly-Owned Subsidiary to a Wholly-Owned Subsidiary or the Borrower;

                  (d) Indebtedness permitted under the White Mountains Credit Agreement and the Valley Credit Agreement;

                  (e) Indebtedness of the Borrower, the proceeds of which are used directly or indirectly to refund or refinance Indebtedness of Wholly-Owned Subsidiaries of the Borrower (other than any Unrestricted Subsidiaries); PROVIDED, however that the amount thereof is not increased, the maturity or scheduled amortization of principal thereof is not set to a maturity or scheduled amortization occurring before the Maturity Date hereunder and the terms of the proposed Indebtedness are not otherwise, in the reasonable judgment of the Required Lenders, disadvantageous (relative to the terms of the Indebtedness refunded or refinanced) to the interests of the Lenders hereunder;

                  (f) Contingent Obligations permitted by SECTION 6.13; and

                  (g) other Indebtedness, so long as such other Indebtedness does not at any time exceed $10,000,000 in aggregate principal amount.

         6.12. MERGER. The Borrower will not, nor will it permit any Significant Subsidiary to, merge or consolidate with or into any other Person, except that:

                  (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower;

                  (b) a Significant Subsidiary (other than White Mountains) may merge or consolidate with any Person so long as either (x) (i) no Default or Unmatured Default shall have occurred or be continuing before and after giving effect to such merger or consolidation and (ii) such Significant Subsidiary is the continuing or surviving corporation or (y) neither the Borrower nor any Subsidiaries hold any capital stock of such Significant Subsidiary after giving effect to such merger or consolidation; and

                  (c) the Borrower or White Mountains may merge or consolidate with any other Person, so long as immediately thereafter (and after giving effect thereto), (i) no Default or Unmatured Default exists,
         (ii) the Borrower or White Mountains, as applicable, is the continuing or surviving corporation and (iii) the covenants contained in SECTION
         6.20 shall be complied with on a PRO FORMA basis on the date of, and after giving effect to, such merger or consolidation.

         6.13. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary (other than an Unrestricted Subsidiary) to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) the issuance of financial guarantees in the ordinary course of business and consistent with past practices, (b) by endorsement of instruments for deposit or collection in the ordinary course of business, (c) for insurance policies issued in the ordinary course of business, (d) the issuance of intercompany guarantees so long as the primary obligation is permitted pursuant to this Agreement and
(e) Contingent Obligations which are (i) permitted pursuant to the White Mountains Credit Agreement and the Valley Credit Agreement or (ii) created by the Folksamerica Assumption.

         6.14. LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property (other than Margin Stock) of the Borrower or any of its Subsidiaries (other than an Unrestricted Subsidiary), except:

                  (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

                  (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                    (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                    (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                    (e) Liens existing on the date hereof and described in
         SCHEDULE 6.14 hereto;

                    (f) Liens in, of or on Property acquired after the date of this Agreement (by purchase, construction or otherwise), each of which Liens either (1) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (2) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that no such Lien shall extend to or cover any Property of the Borrower or such Subsidiary other than the Property so acquired and improvements thereon; and PROVIDED, FURTHER, that the principal amount of Indebtedness secured by any such Lien shall at the time the Lien is incurred not exceed 75% of the fair market value (as determined in good faith by a financial officer of the Borrower and, in the case of such Property having a fair market value in excess of $500,000, certified by such officer to the Agent, with a copy for each Lender) of the Property at the time it was so acquired;

                    (g) Liens not otherwise permitted by the foregoing clauses
         (a) through (f) securing any Indebtedness of the Borrower, PROVIDED that the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (g) shall not exceed $5,000,000 at any time; and

                    (h) Liens permitted under the White Mountains Credit Agreement and the Valley Credit Agreement.

         6.15. INVESTMENTS AND PURCHASES. The Borrower will not, and will not permit any Subsidiary (other than any Unrestricted Subsidiary) to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

                    (a)    Cash and Cash Equivalents;

                    (b) Investments or commitments therefor (such commitments being set forth on SCHEDULE 6.15) in existence as of the date hereof (including Investments in Subsidiaries as of the date hereof);

                    (c) Investments in debt securities rated BBB- or better by S&P, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC; PROVIDED, that any such Investment which, at any time after which it is made, ceases to meet such rating requirements shall (A) cease to be permitted hereby if then permitted by SECTION 6.15(A)(VI) and (B) if not then permitted by SECTION 6.15(A)(VI) remain permitted hereby until the earlier of the time it is permitted under SECTION 6.15(A)(VI) and the date which is thirty (30) days after the date on which such rating requirement is no longer met;

                    (d) Purchases of or Investments in businesses or entities engaged in the insurance business and/or insurance services or businesses reasonably incident thereto (including holding companies, the Subsidiaries of which on a consolidated basis are primarily engaged in such businesses) which do not constitute hostile takeovers (including the creation of Subsidiaries in connection therewith) so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Purchase or Investment;

                    (e) Other Investments by the Borrower in any Person which is a Subsidiary (other than any Unrestricted Subsidiary) as of the date hereof, so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment;

                    (f) Investments by the Borrower (in addition to those permitted by CLAUSES (A) through (E) of this SECTION 6.15) in an amount not exceeding in aggregate $40,000,000 PLUS the FSA Amount (including the creation of Subsidiaries and Investments therein and Investments in any partnership or joint venture) so long as at the time of such Investment no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment; PROVIDED, however, that any Investments pursuant to this CLAUSE (F) are made from net proceeds traceable to either (i) dividends, sales, transfers or other distributions of equity interests in SOMSC or (ii) the sale or issuance of equity securities of the Borrower after the date hereof.

                    (g) Investments by the Borrower (in addition to those permitted by the other clauses of this SECTION 6.15) in an amount not exceeding $10,000,000 (including the creation of Subsidiaries and Investments therein and Investments in any partnership or joint venture) so long as at the time of such Investment no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment; and

                    (h) With respect to White Mountains and its Subsidiaries, Investments permitted under the White Mountains Credit Agreement and the Valley Credit Agreement.

         6.16. AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any material transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Wholly-Owned Subsidiary), except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, except that any Unrestricted Subsidiary may make loans to the Borrower.

         6.17. ENVIRONMENTAL MATTERS. The Borrower shall and shall cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries.

         6.18. CHANGE IN CORPORATE STRUCTURE; FISCAL YEAR. The Borrower shall not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders or (b) change its Fiscal Year to end on any date other than December 31 of each year.

         6.19. INCONSISTENT AGREEMENTS. The Borrower shall not, nor shall it permit any Subsidiary (other than an Unrestricted Subsidiary) to, enter into any indenture, agreement, instrument or other arrangement which by its terms, (a) other than pursuant to the White Mountains Credit Agreement or the Valley Credit Agreement or pursuant to agreements or arrangements with regulatory agencies with regard to Insurance Subsidiaries, directly or indirectly contractually prohibits or restrains, or has the effect of contractually prohibiting or restraining, or contractually imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or
(b) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document.

         6.20. FINANCIAL COVENANTS - MINIMUM NET WORTH. The Borrower shall, at all times after the date hereof, maintain a minimum Net Worth at least equal to
(a) the sum of (i) $537,870,000, PLUS (ii) an amount equal to 90% of the cash and non-cash proceeds of any equity securities issued by the Borrower after June 30, 1998, MINUS (b) an amount equal to the lesser of (i) $30,000,000 or (ii) the aggregate amount expended by the Borrower after the date hereof to repurchase its capital stock in compliance with SECTION 6.10.

         6.21. TAX CONSOLIDATION. The Borrower will not and will not permit any of its Subsidiaries to (a) file or consent to the filing of any consolidated, combined or unitary income tax return with any Person other than the Borrower and its Subsidiaries or (b) amend, terminate or fail to enforce any existing tax sharing agreement or similar arrangement if such action would cause a Material Adverse Effect.

         6.22. ERISA COMPLIANCE.

                    With respect to any Plan, neither the Borrower nor any Subsidiary shall:

                    (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $500,000 could be imposed;

                    (b) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $500,000, whether or not waived, or permit any Unfunded Liability to exceed $500,000;

                    (c) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $500,000;

                    (d) be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiple Employer Plan; or

                    (e) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to the Borrower or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.23. YEAR 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.


                                   ARTICLE VII

                                    DEFAULTS


         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or information delivered in connection with this Agreement or any other Transaction Document shall be false in any material respect on the date as of which made.

         7.2. Nonpayment of (a) any principal of any Note when due, or (b) any interest upon any Note or any commitment fee or other fee or obligations under any of the Loan Documents within five (5) days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of
SECTION 6.2, SECTION 6.3(A) or SECTIONS 6.10 through 6.16 or SECTIONS 6.18 through 6.22.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under SECTIONS 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within twenty (20) days after written notice from the Agent or any Lender.

         7.5. The default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any Funded Indebtedness aggregating in excess of $10,000,000 ($20,000,000, or such lower cross-default threshold amount as is provided in the SOMSC Credit Agreements, in the case of SOMSC) was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Funded Indebtedness to cause, such Funded Indebtedness to become due prior to its stated maturity; or any such Funded Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

         7.6. The Borrower or any of its Significant Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6, (f) fail to contest in good faith any appointment or proceeding described in SECTION 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.7. Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Significant Subsidiaries or any substantial portion of its Property, or a proceeding described in SECTION 7.6(D) shall be instituted against the Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         7.8. The Borrower or any of its Subsidiaries shall fail within thirty
(30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $2,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $10,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

         7.9. The occurrence of any "default", as defined in any Transaction Document (other than this Agreement or the Notes), or the breach of any of the terms or provisions of any Transaction Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

         7.10. The White Mountains Guaranty shall fail, after its execution, to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the White Mountains Guaranty, or White Mountains shall fail to comply with any of the terms or provisions of the White Mountains Guaranty within any applicable grace period provided therein.

         7.11. Any Change in Control shall occur.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


         8.1. ACCELERATION. If any Default described in SECTIONS 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTIONS 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender:

                  (a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or, subject to SECTION 2.10, extend the time of payment of interest or fees thereon;

                  (b) Reduce the percentage specified in the definition of Required Lenders;

                  (c) Increase the amount of the Commitment of any Lender hereunder;

                  (d) Extend the Revolver Termination Date or the Maturity Date;

                  (e) Amend this SECTION 8.2;

                  (f) Permit any assignment by the Borrower of its Obligations or its rights hereunder; or

                  (g) Release the White Mountains Guaranty.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Transaction Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Transaction Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS


         9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower or any Subsidiary contained in any Loan Document shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. TAXES. Any stamp, documentary or similar taxes, assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.5. ENTIRE AGREEMENT. The Transaction Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter, dated August 14, 1998, in favor of First Chicago.

         9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Transaction Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Transaction Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Transaction Documents, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder arising from claims or assertions by third parties except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

         9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11. NONLIABILITY OF LENDERS. The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to the Borrower by the Agent or the Lenders is for the protection of the Agent and the Lenders and neither the Borrower nor any other Person is entitled to rely thereon. Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Transaction Documents or the transactions contemplated thereby or the relationship established by the Transaction Documents, or any act, omission or event occurring in connection therewith.

         9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY TRANSACTION DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN CHICAGO, ILLINOIS.

         9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY TRANSACTION DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.15. DISCLOSURE. The Borrower and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) waive any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates to the extent that such liability would not have arisen but for First Chicago's status as Agent hereunder.

         9.16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent that it has taken such action.

         9.17. TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY.

                    (a) The Borrower acknowledges that (i) services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more Subsidiaries or Affiliates of such Lender and (ii) information delivered to each Lender by the Borrower and its Subsidiaries may be provided to each such Subsidiary and Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder.

                    (b) Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statue, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Lender (or to First Chicago Capital Markets, Inc.), (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above, (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees with the respective Lender to keep such information confidential on substantially the terms set forth in this SECTION 9.17(B), (viii) to any other Person as may be reasonably required in the course of the enforcement of any Lender's rights or remedies hereunder or under any of such Lender's Note, or (ix) to any other creditor of either Borrower or any of its Subsidiaries at any time during the continuance of a Default; PROVIDED that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Borrower.


                                    ARTICLE X

                                    THE AGENT


         10.1. APPOINTMENT. First Chicago is hereby appointed Agent hereunder and under each other Transaction Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this ARTICLE X. The Agent shall not have a fiduciary relationship in respect of the Borrower or any Lender by reason of this Agreement or any other Transaction Document.

         10.2. POWERS. The Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Transaction Documents to be taken by the Agent.

         10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (b) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by SECTION 8.2, all Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Transaction Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Transaction Document.

         10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination)

(a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; PROVIDED, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender, including, without limitation, pursuant to
ARTICLE XII hereof, and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

         10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent, which successor Agent, so long as no Default is continuing, shall be reasonably acceptable to the Borrower. If no successor

Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent, which successor Agent, so long as no Default is continuing, shall be reasonably acceptable to the Borrower. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000 and with a Lending Installation in the United States of America. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Transaction Documents. After the effectiveness of the resignation of an Agent, the provisions of this ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS


         11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTIONS 2.17, 3.1, 3.2 or 3.4) in a greater proportion than its pro-rata share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


         12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Transaction Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and (b) any assignment by any Lender must be made in compliance with SECTION 12.3. Notwithstanding CLAUSE (B) of the preceding sentence, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Transaction Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2. PARTICIPATIONS.

                    12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Transaction Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Transaction Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Transaction Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Transaction Documents.

                    12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the



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

Transaction Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through (h) of
SECTION 8.2.

                    12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Transaction Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Transaction Documents; PROVIDED, that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

         12.3. ASSIGNMENTS.

                    12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Transaction Documents; provided, however, that in the case of an assignment to an entity which is not a Lender or an Affiliate of a lender, such assignment shall be in a minimum amount of $5,000,000 (or, if less, the entire amount of such Lender's Commitment). Such assignment shall be substantially in the form of EXHIBIT C hereto or in such other form as may be agreed to by the parties thereto. The consent of the Agent and, so long as no Default under SECTIONS 7.2, 7.6 or 7.7 is continuing, the Borrower, shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

                    12.3.2. EFFECT; EFFECTIVE DATE. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to EXHIBIT C hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (b) payment of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Transaction Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Transaction Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         12.4. DISSEMINATION OF INFORMATION. Subject to SECTION 9.17, the Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Transaction Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

         12.5. TAX TREATMENT. If any interest in any Transaction Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.17.


                                  ARTICLE XIII

                                     NOTICES


         13.1. GIVING NOTICE. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee.

         13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.





                           [signature pages to follow]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                             FUND AMERICAN ENTERPRISES HOLDINGS, INC.


                             By:
                                -----------------------------------------------

                             Print Name:
                                        ---------------------------------------

                             Title:
                                   --------------------------------------------

                                      Address:  80 South Main Street
                                                Hanover, New Hampshire 03755
                                                Attn:   Reid T. Campbell
                                                        Vice President and
                                                        Director of Finance
                                               Fax No.:  (603) 640-2203
                                               Tel. No.:  (603) 643-4562

COMMITMENTS

                                      THE FIRST NATIONAL BANK OF CHICAGO,
   Commitment        $21,000,000      Individually and as Agent

                                      By:
                                         --------------------------------------

                                      Print Name:
                                                 ------------------------------

                                      Title:
                                            -----------------------------------

                                               Address:  153 West 51st Street
                                                         New York, NY 10019
                                                         Attn: Samuel W. Bridges
                                                         First Vice President

                                               Fax No.: (212) 373-1393
                                               Tel. No.: (212) 373-1142


Commitment           $14,000,000      FLEET NATIONAL BANK


                                      By:
                                         --------------------------------------

                                      Print Name:
                                                 ------------------------------

                                      Title:
                                            -----------------------------------

                                      Address:    One Federal Street -MAOFD06H
                                                  Boston, MA  02110-2010
                                                  Attn:  David A. Bosselait

                                                       ----------------

                                               Fax No.:  (617) 346-5825
                                               Tel. No.:  (617) 346-5823


Aggregate Initial
Commitment           $35,000,000




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